UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
August 5, 2009

AKEENA SOLAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52385	90-0181035
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

16005 Los Gatos Boulevard
Los Gatos, California 95032
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(408) 402-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(d)
On August 5, 2009 the Board of Directors of Akeena Solar, Inc. (the "Company") appointed Pradeep Jotwani as director of the Company to fill a vacancy on the Company’s Board. The Company believes that Mr. Jotwani is an “independent director” as that term is defined by Nasdaq Marketplace Rule 5605(a)(2).

Mr. Jotwani is currently an Operating Executive at Vector Capital, a Silicon Valley based venture capital firm. From 1982 through 2007, he held a number of senior management positions in Europe and the United States with Hewlett-Packard. From 2002 to 2007, he was Senior Vice President and head of Hewlett-Packard’s $16 billion Printing Supplies business and prior to that was President of Hewlett-Packard’s Consumer Business Organization. Mr. Jotwani holds a bachelor’s degree in mechanical engineering from the Indian Institute of Technology in Kanpur, India, a master’s degree in industrial engineering from the University of Wisconsin in Madison and a master’s degree in business administration from Stanford University in Palo Alto, CA. He is currently a Fellow of the American Leadership Forum in Silicon Valley.

Mr. Jotwani will serve an initial term through the 2009 annual meeting of stockholders to be held on August 21, 2009, at which time he is expected to be elected or appointed to a full term continuing until the annual meeting of stockholders in 2010. In connection with his appointment to the Company’s Board, Mr. Jotwani was granted an option to purchase 982 shares of the Company’s common stock and an amount of the Company’s restricted common stock equal in value to $982 as valued on the grant date. The stock options and restricted stock will vest entirely on August 21, 2009. Subject to election or appointment to serve a full one-year term at the August 21, 2009 annual meeting of stockholders, Mr. Jotwani will be granted a further option to purchase 20,000 shares of the Company’s common stock and an amount of the Company’s restricted common stock equal in value to $20,000, as valued on the date of grant. The stock options and restricted stock will vest quarterly. Mr. Jotwani was also appointed to serve on the Company’s Audit, Compensation, and Nominating and Corporate Governance Committees of the Board, along with the existing Committee members Ed Roffman and Jon Witkin.

There was no arrangement or understanding between Mr. Jotwani and any other person pursuant to which he was selected as a director. There is no family relationship between Mr. Jotwani and any of the Company’s other directors or executive officers. Mr. Jotwani is also a director of RealNetworks, Inc., a publically-traded company, which delivers digital entertainment services to consumers via PC, portable music player, home entertainment system and mobile phone. Mr. Jotwani does not have any direct or indirect material interest in any transaction which would require disclosure under Item 404(a) of Regulation S-K.

On August 6, 2009 the Company issued a press release announcing Mr. Jotwani’s appointment to the Company's Board of Directors. The complete text of the press release is attached hereto as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

 (d) Exhibits
Exhibit Number	Description of Exhibit
99.1	Press Release announcing the appointment of Pradeep Jotwani (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2009	AKEENA SOLAR, INC.
By: /s/ Gary R. Effren
Gary R. Effren,
Chief Financial Officer

EXHIBIT INDEX

No.	Description

99.1	Press Release announcing the appointment of Pradeep Jotwani (furnished herewith).